SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 January 1, 2004

                                 ---------------


                         BARRETT BUSINESS SERVICES, INC.
               (Exact name of registrant as specified in charter)

                                    Maryland
                 (State or other jurisdiction of incorporation)

                                     0-21886
                                (SEC File Number)

                                   52-0812977
                        (IRS Employer Identification No.)

                 4724 S.W. Macadam Avenue
                    Portland, Oregon                          97239
         (Address of principal executive offices)           (Zip Code)

               Registrant's telephone number, including area code:

                                 (503) 220-0988

Item 5.  Other Events.

            Effective January 1, 2004, Barrett Business Services, Inc. (the "Company"), completed its previously announced acquisition of certain assets of Skills Resource Training Center ("SRTC"). As consideration for the acquisition, the Company paid $3 million in cash and agreed to issue up to 135,731 shares of its common stock ("Earnout Shares"), with the actual number of Earnout Shares to be issued based on the level of financial performance achieved by SRTC offices during calendar 2004.

            Earnout Shares will be issued by the Company upon the achievement of specified levels of pre-tax income by SRTC's former offices in the aggregate ("SRTC Income") as follows:

        SRTC Income                    Number of Earnout Shares to be Issued
        -----------                    -------------------------------------

        Less than $800,000             None

        From                           $800,000  up  to   $1,600,000   A  number
                                       calculated  by  multiplying  135,731 by a
                                       fraction,  the  numerator of which is the
                                       amount  by  which  SRTC  Income   exceeds
                                       $800,000 and the denominator of which is $800,000.

        $1,600,000 or more             135,731

            The maximum amount of common stock that may be issued as consideration for the acquisition was calculated by dividing $2 million by the average of the high and low sales price of the Company's common stock on December 3, 2003.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    BARRETT BUSINESS SERVICES, INC.


Dated:  January 13, 2004            By: /s/ Michael D. Mulholland
                                        -------------------------------
                                        Michael D. Mulholland
                                        Vice President - Finance